Exhibit 5
[Andrews Kurth LLP Letterhead]
July 21, 2006
El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002

Re:	El Paso Corporation
Registration Statement on Form S-4. (SEC File No. 333-134099)
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Corporation, a Delaware corporation (the “Company”), in connection with the public offering of the Company’s senior debt securities of the series, and in the relative aggregate principal amounts, set forth in Column 1 of Schedule A hereto (collectively, the “Exchange Notes”). The Exchange Notes are to be issued under an Indenture dated as of May 10, 1999 (the “Base Indenture”), by and between the Company and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank, formerly The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by (i) the Tenth Supplemental Indenture thereto, dated as of December 28, 2005 (the “Tenth Supplemental Indenture”), and (ii) the Eleventh Supplemental Indenture thereto to be entered into by and between the Company and the Trustee (the “Eleventh Supplemental Indenture”), pursuant to a series of twenty separate exchange offers (each, an “Exchange Offer” and collectively, the “Exchange Offers”) by the Company, in exchange for the Company’s issued and outstanding senior debt securities of the corresponding series, and in the relative aggregate principal amounts, set forth in Column 2 of Schedule A hereto (collectively, the “Original Notes”), as contemplated by the Registration Rights Agreement dated as of December 28, 2005 (the “Registration Rights Agreement”) by and among the Company, Goldman, Sachs & Co. and Citigroup Global Markets Inc. The Base Indenture, as amended and supplemented pursuant to the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture, is referred to herein as the “Indenture.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the registration statement on Form S-4 of the Company, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2006 relating to the Exchange Notes, as amended by (i) Amendment No. 1 thereto filed with the SEC on July 20, 2006 and (ii) Amendment No. 2 thereto filed with the SEC on July 21, 2006 (such registration statement, as so amended, being referenced herein as the “Registration Statement”);

El Paso Corporation
July 21, 2006

     (ii) the Registration Rights Agreement;
     (iii) the Base Indenture;
     (iv) the Tenth Supplemental Indenture;
     (v) the form of the Eleventh Supplemental Indenture;
     (vi) the Certificate of Incorporation of the Company, as amended to date;
     (vii) the By-Laws of the Company, as amended to date;
     (viii) certain resolutions adopted by the Board of Directors of the Company (the “Board”) and the Finance Committee of the Board relating to the Exchange Offers, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;
     (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and
     (x) the forms of the Exchange Notes.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
     We express no opinion other than as to (i) the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offers and the Exchange Notes and (ii) the Delaware General Corporation Law.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Eleventh Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Company and the Trustee in accordance with the terms of the Indenture and (ii) the Exchange Notes (in the

El Paso Corporation
July 21, 2006

form examined by us) have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offers against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offers, the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Company.
     Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. Furthermore, we express no opinion regarding the validity or effect of any provision (i) relating to severability or separability, (ii) purporting to require disregard of mandatory choice of law principles or rules, or (iii) purporting to establish any obligations as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts.
     In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations under the Indenture and the Exchange Notes, did not, do not and will not violate or constitute a default under any agreement or instrument to which the Company or its properties is subject.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
                                                                                                                              Very truly yours,
                                                                                                                              /s/ Andrews Kurth LLP

SCHEDULE A

Column 1	Column 2
(Exchange Notes)	(Original Notes)

$200,000,000 of 6.50% Senior Notes due 2008	$191,206,000 of 6.50% Senior Notes due 2008
$8,794,000 of 6.50% Senior Debentures due June 1, 2008

$215,000,000 of 7.625% Senior Notes due 2008	$206,911,000 of 7.625% Senior Notes due 2008
$8,089,000 of 7.625% Notes due 2008

$200,000,000 of 6.375% Senior Notes due 2009	$192,777,000 of 6.375% Senior Notes due 2009
$7,223,000 of 6.375% Senior Debentures due February 1, 2009

$400,000,000 of 7.75% Senior Notes due 2010	$378,728,000 of 7.75% Senior Notes due 2010
$21,272,000 of 7.75% Notes due 2010

$ 56,573,000 of 10 3/4% Senior Notes due 2010	$41,685,000 of 10 3/4% Senior Notes due 2010
$14,888,000 of 10 3/4% Senior Debentures due October 1, 2010

$150,000,000 of 9 5/8% Senior Notes due 2012	$137,923,000 of 9 5/8% Senior Notes due 2012
$12,077,000 of 9 5/8% Senior Debentures due May 15, 2012

$200,000,000 of 6.70% Senior Notes due 2027	$182,763,000 of 6.70% Senior Notes due 2027
$17,237,000 of 6.70% Senior Debentures due February 15, 2027

$200,000,000 of 6.95% Senior Notes due 2028	$197,100,000 of 6.95% Senior Notes due 2028
$2,900,000 of 6.95% Senior Debentures due June 1, 2028

$150,000,000 of 7.750% Medium Term Notes	$149,125,000 of 7.75% Senior Notes due 2032
$875,000 of 7.75% Senior Debentures due October 15, 2035

$200,000,000 of 7.42% Senior Notes due 2037	$198,907,000 of 7.42% Senior Notes due 2037
$1,093,000 of 7.42% Senior Debentures due February 15, 2037